EXHIBIT 99.1

Superconductor Technologies Reports Second Quarter 2018 Results

AUSTIN, Texas, Aug. 14, 2018 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq: SCON) reported financial results for the three and six months ended June 30, 2018.

Jeff Quiram, STI’s president and CEO, stated, “In the second quarter of 2018, we generated $793,000 in government contract revenues from our Department of Energy project, bringing the total from the project start in June 2017 through the end of the second quarter to $1.5 million. Many in the electrical device industry recognize that 2G HTS wire, such as our Conductus wire, is the key enabling technology for next generation electric machines (NGEMs).  As previously announced, we successfully achieved the key wire performance milestones for the first year of our DOE NGEM project. Our primary focus for year two of the program is to demonstrate our capability to produce ‘best-in-class’ Conductus wire in quantity.”

In conjunction with project partners TECO Westinghouse Motor Company (TECO), Massachusetts Institute of Technology (M.I.T), and the University of North Texas (UNT), STI successfully achieved key first-year program milestones.

  STI produced 2G HTS wire that delivered 1.5X the critical current electrical performance and a 2X increase in in-field magnetic performance over the initial starting performance of the project as outlined in 2017. All of these results were verified and confirmed through third-party testing.
  In parallel, STI’s partners TECO and M.I.T modeled components of a 5000-horsepower motor utilizing STI’s enhanced Conductus® wire.

“As we implement the wire performance enhancements that align with our focused commercial wire development efforts, we remain on track to begin shipments of enhanced Conductus wire in the third quarter to multiple commercial customers for evaluation purposes,” Quiram concluded.

Second Quarter Financial Summary
STI’s second quarter 2018 net revenues were $793,000, compared to $8,000 in the second quarter of 2017 and $246,000 in the first quarter of 2018. Net loss for the second quarter 2018 was $1.5 million, or a loss of $1.24 per basic and diluted share, compared to a net loss of $2.5 million, or a loss of $2.37 per basic and diluted share, in the second quarter of 2017, and a net loss of $2.2 million, or a loss of $1.98 per basic and diluted share in the first quarter of 2018.

For the six-month period ending July 1, 2018, total net revenues were $1.0 million, compared to $9,000 for the first half of 2017. The net loss for the first half of 2018 was $3.7 million, or $3.17 per share, compared to $5.2 million, or $5.00 per share in the first half of 2017.

Please note: share and per share data for both periods is adjusted for the 1-for-10 reverse stock split effective on July 24, 2018.

As of June 30, 2018, STI had $1.0 million in cash and cash equivalents.

On July 31, 2018, STI generated gross proceeds of approximately $9 million from a public offering.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, August 14th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. To listen to the call live, please dial 1-866-548-4713 at least 10 minutes before the start of the conference. International participants may dial 1-323-794-2093. The conference ID is 8273413.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website. A telephone replay will be available until midnight ET on August 18th by dialing 1-844-512-2921 or 1-412-317-6671, and entering pass code 8273413. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted, to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2017 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Moriah Shilton or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Commercial product revenues	-	8,000	-	9,000
Government contract revenues	793,000	-	1,039,000	-
Total revenues	793,000	8,000	1,039,000	9,000

Costs and expenses:
Cost of commercial product revenues	368,000	769,000	1,007,000	1,631,000
Cost of government contract revenues	551,000	-	734,000	-
Research and development	413,000	678,000	990,000	1,328,000
Selling, general and administrative	1,006,000	1,124,000	2,047,000	2,244,000

Total costs and expenses	2,338,000	2,571,000	4,778,000	5,203,000

Loss from operations	(1,545,000)	(2,563,000)	(3,739,000)	(5,194,000)

Other Income and Expense:

Adjustments to fair value of warrant derivatives	16,000	11,000	49,000	8,000
Adjustment to warrant exercise price	-	-	(24,000)	-
Other income	7,000	11,000	14,000	16,000

Net loss	$(1,522,000)	$(2,541,000)	$(3,700,000)	$(5,170,000)

Basic and diluted net loss per common share	$(1.24)	$(2.37)	$(3.17)	$(5.00)

Basic and diluted weighted average number of common shares outstanding	1,228,270	1,069,935	1,165,546	1,033,349

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$1,043,000	$3,056,000
Accounts receivable, net	557,000	151,000
Inventories, net	152,000	102,000
Prepaid expenses and other current assets	210,000	83,000
Total Current Assets	1,962,000	3,392,000

Property and equipment, net of accumulated depreciation of
$11,729,000 and $11,200,000, respectively	1,268,000	1,793,000
Patents, licenses and purchased technology, net of accumulated amortization
of $1,005,000 and $948,000, respectively	722,000	742,000
Other assets	69,000	69,000
Total Assets	$4,021,000	$5,996,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$309,000	$349,000
Accrued expenses	513,000	481,000
Total Current Liabilities	822,000	830,000
Other long-term liabilities	57,000	54,000
Total Liabilities	879,000	884,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
328,925 and 328,925 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
1,232,379 and 1,074,659 shares issued and outstanding, respectively	1,000	1,000
Capital in excess of par value	318,454,000	316,724,000
Accumulated deficit	(315,313,000)	(311,613,000)
Total Stockholders' Equity	3,142,000	5,112,000
Total Liabilities and Stockholders' Equity	$4,021,000	$5,996,000

Note – December 31, 2017 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,700,000)	$(5,170,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	551,000	1,028,000
Stock-based compensation expense	30,000	201,000
Adjustments to fair value of warrant derivatives	(49,000)	(8,000)
Adjustment to warrant exercise price	24,000	-
Changes in assets and liabilities:
Accounts receivable	(406,000)	9,000
Inventories	(50,000)	6,000
Prepaid expenses and other current assets	(126,000)	(103,000)
Patents, licenses and purchased technology	(1,000)	71,000
Other assets	-	27,000
Accounts payable, accrued expenses and other current liabilities	19,000	(212,000)
Net cash used in operating activities	(3,708,000)	(4,151,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,000)	(39,000)
Net cash used in investing activities	(5,000)	(39,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	1,700,000	-
Net proceeds from the exercise of outstanding warrants	-	200,000
Net cash provided by financing activities	1,700,000	200,000

Net decrease in cash and cash equivalents	(2,013,000)	(3,990,000)
Cash and cash equivalents at beginning of period	3,056,000	10,452,000
Cash and cash equivalents at end of period	$1,043,000	$6,462,000